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                                                                    Exhibit 23.4


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-74798) and related joint proxy statement/prospectus of ConocoPhillips dated January 30, 2002 for the registration of shares of its common stock (collectively the "Prospectus") and to the incorporation by reference therein of our report dated February 20, 2001 with respect to the consolidated financial statements of Gulf Canada Resources Limited included in the Current Report on Form 8-K/A Amendment No. 1 of Conoco Inc. dated September 10, 2001, incorporated by reference in the Prospectus and filed with the United States Securities and Exchange Commission.


                                                      Signed "Ernst & Young LLP"
Calgary, Canada
January 30, 2002                                           Chartered Accountants